Exhibit (c)(9)

 Project Titan | Discussion materials  October 7, 2020

 VALUATION ANALYSIS

Introduction

- J.P. Morgan and PJT utilized the latest Management projections to develop a detailed valuation analysis
- Management provided two sets of 2020E-2026E projections as of October 3, 2020
  - The two cases are entitled (1) Management Case #1 and (2) Management Case #2
  - Both cases assume the truck cycle returns to trend beginning in 2022, and ultimately reaches market share in 2026 of 22.6% in Management Case #1 and 20.2% in Management Case #2
- Management has performed a risk assessment with respect to the two cases provided and Management Case #2 reflects incremental risks
- Long-term annual capital expenditures of $300mm in both cases, driven by autonomous / e-mobility investments as well as maintenance capital expenditures
- Assumes valuation date of October 31st, 2020 and mid-period discounting convention
  - Balance sheet data as of October 31st, 2020 per management estimates
  - Reflects net debt of $1,833mm, after-tax pension and OPEB of $1,442mm, FinCo book equity of $347mm, and PV of NOLs of $360mm
  - Reflects incremental litigation liability of $4 per share per midpoint of management estimates

Source: Company filings

J.P.Morgan PJT
1

 Navistar projected market share forecasts  Source: Navistar management          18.8%  16.1%  18.9%  20.4%  22.2%  22.6%  22.6%  17.5% 17.5%  18.0%  18.8%  20.1%  20.2%  20.2%  2019A  2020E  2021E  2022E  2023E  2024E  2025E  2026E    Management Case #1    Management Case #2        2

                                               $370  $700  $1,064  $1,432  $1,337  $1,464  5.0%  8.0%  9.9%  11.6%  11.2%  11.6%  12.7%  2020 2021 2022 2023 2024 2025 2026  Management forecast comparison ($mm)  2019  2020  2021  2022  2023  2024  2020  2021  2022  2023  2024  2025  2026  2020  2021  2022  2023  2024  2025  2026  % growth  (14.6%)  9.3%  6.4%  10.9%  (2.7%)  (34.2%)  18.0%  22.9%  14.8%  (3.5%)  6.0%  0.0%  (34.2%)  18.0%  19.9%  11.6%  (4.1%)  4.9%  0.0%  Source: Company information and projections, CapIQ as of 10/02/2020  Management Case 2019      $11,251  $9,603  $10,498  $11,170  $12,387  $12,055                            $1,119  $1,451  $1,448  10.0%  11.7%  12.0%  $882    $740    $877                                7.8%    7.7%    8.4%  2019    2020    2021  2022 2023 2024  Management projections pre-COVID  Adjusted base case with revised estimates                                Management Case #1  Δ vs..Mgmt. (49.9%)  (20.2%)  (4.9%)  (1.3%)  (7.7%)      $7,400  $8,729  $10,732  $12,315  $11,887  $12,600  $12,600  $1,604  Adjusted base case with revised estimates                      Management Case #2  (16.9%) (6.3%) (5.7%) (7.1%)  Δ vs..Mgmt. (49.9%)  (20.2%)  (9.5%)  (10.8%)  (17.8%)      $7,400  $8,729  $10,465  $11,681  $11,203  $11,756  $11,756    nue eRev      $7,375  $8,687  $9,884                  $613  $762  $368 5.0% 7.1% 7.7%     (0.3%)    (0.5%)    (7.9%)    (0.7%)    12.4%    (28.4%)  Δ vs..Mgmt. case #1  Δ vs..Mgmt. case #2    (0.3%)    (0.5%)    (5.5%)    (0.7%)    (12.4%)    (24.7%)    Current consensus    2020 2021 2022 2020 2021 2022Consensus revenue Consensus Adj. EBITDA                                    $370  $700  $1,013  $1,295  $1,190  $1,291  $1,282  5.0%  8.0%  9.7%  11.1%  10.6%  11.0%  10.9%  2020 2021 2022 2023 2024 2025 2026    Adj. EBITDA      Revenue  Δ vs..Mgmt. (22.9%)  (16.9%) (3.9%) (0.6%) (1.4%)  Δ vs..Mgmt.. (22.9%)  case 2019  case 2019  case 2019  case 2019      Note: Financials reflect 10/31 FYE  3

 Illustrative preliminary valuation summary                      $21.36  $30.00  $30.00  $12.60  $12.30  $19.00  $42.90  $29.10  $39.15  $45.00  $50.00  $42.10  $41.60  $37.40  $58.00  $41.40  $0  $10  $20  $30  $40  $60    Unaffected (01/30/20):$24.07  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%    Current $50  7.0x – 12.0x$594mm  Source: Management projections, FactSet as of 10/02/20, Balance sheet date as of 10/31/20; Valuation date of 10/31/201 NAV high since S&P 500 low on 03/23/2020 through the 09/10/20 unaffected date of the $43.00 offer; 2 Median value of analyst price targets as of each respective date; 3 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm as of 10/31/20); BV of FinCo equity of $347mm; 4 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; 5 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm; PV of NOLs of $360mm; BV of FinCo equity of $347mm4  (10/02/20):  $44.00        Trading multiples3      Management Case #1    Management Case #2  7.0x – 12.0x$590mm  2021E EBITDAPO 2021E EBITDAPO LTM 2020E EBITDA  10.0x – 15.0x$370mm  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%  DCF5      Management Case #1    Management Case #2  Traton  offer (09/10/20):$43.00  High: 03/01/2019 Low: 08/27/2019    For reference purposes only      52-week close as of 01/30/2020  Analyst price targets as of 01/30/2020  Analyst price targets as of 10/02/2020      High between 3/23/20 –9/10/20:$37.351  Median  $31.502  Median:  $40.002  Equity value per share ($/share), rounded to the nearest $0.10 (except 52-week high/low and analyst price targets)Transaction multiples4For reference only

 Illustrative discounted cash flow bridge                $3.50  $3.60  ($18.00)  ($14.40)  ($4.20)  PV of cash flow  PV of Terminal value  Book value of FinCo equity  PV of NOLs  Net debt  Tax-affected pension & OPEB adjustment  Post-tax litigation expenses  Share price    Management Case #1    Management Case #2                $3.50  $3.60  ($18.00)  ($14.40)  ($4.20)  adjustment  PV of cash flow  PV of Terminal  Book value of FinCo  PV of NOLs  Net debt  Tax-affected  Post-tax litigation  Share price    value  equity      pension & OPEB  expenses    Source: Navistar management projections;  Note: Assume valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%; Equity value per share ($/share), rounded to the nearest $0.10  Discount rate: 9.5% – 10.5%TGR: 1.0% – 2.0%  Discount rate: 9.5% – 10.5%TGR: 1.0% – 2.0%  $38.30 – $39.90  $34.30 – $47.50  $42.90 – $58.00  $31.20 – $32.50  $27.50 – $38.40  $29.10 – $41.40      5

     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7%21E' - 30E' 5.1% 4.6% 4.1% 3.6%  8.2%  3.1%  Long term manufacturing EBITDA margin  12.0%  $48  $46  $43  $40  $38    11.5%  $46  $43  $40  $38  $35    11.0%  $43  $40  $38  $35  $33    10.5%  $40  $37  $35  $33  $30    10.0%  $37  $35  $32  $30  $28  Illustrative standalone discounted cash flow sensitivity analysis   Source: Management projections     High    Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Case #1     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%21E' - 30E' 5.1% 4.6% 4.1% 3.6% 3.1%  Long term manufacturing EBITDA margin  12.0%  $56  $53  $50  $47  $44    11.5%  $53  $50  $47  $44  $41    11.0%  $49  $47  $44  $41  $38    10.5%  $46  $43  $41  $38  $35    10.0%  $43  $40  $38  $35  $33     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%21E' - 30E' 5.1% 4.6% 4.1% 3.6% 3.1%  Long term manufacturing EBITDA margin  12.0%  $65  $62  $58  $55  $52    11.5%  $61  $58  $55  $52  $49    11.0%  $58  $55  $51  $48  $45    10.5%  $54  $51  $48  $45  $42    10.0%  $50  $47  $45  $42  $39     Revenue CAGR   21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  Long term manufacturing EBITDA margin  11.5%  $39  $37  $34  $32  $29    11.0%  $37  $34  $32  $29  $27    10.5%  $34  $31  $29  $27  $25    10.0%  $31  $29  $27  $24  $22    9.5%  $29  $26  $24  $22  $20    High    Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Case #2     Revenue CAGR   Long term manufacturing EBITDA margin  11.5%  $46  $43  $40  $38  $35    11.0%  $43  $40  $37  $35  $32    10.5%  $40  $37  $35  $32  $30    10.0%  $37  $34  $32  $29  $27    9.5%  $34  $31  $29  $26  $24     Revenue CAGR   Long term manufacturing EBITDA margin  11.5%  $54  $51  $48  $45  $42    11.0%  $51  $48  $45  $42  $39    10.5%  $47  $44  $41  $39  $36    10.0%  $44  $41  $38  $35  $33    9.5%  $40  $38  $35  $32  $30      6

Navistar broker targets and historical performance

Current broker target prices as of 10/02/2020[2]

Broker	Date	Rec.	Target price ($)	Prem. / (Disc.) to current[1]
Jefferies	09/18/20	Buy	$45.00	2.3%
BMO Capital Markets	09/14/20	Hold	43.00	(2.3%)
Wells Fargo	09/09/20	Hold	35.00	(20.5%)
Raymond James	09/09/20	Hold	–	–
Loop Capital Markets	09/09/20	Buy	40.00	(9.1%)
Melius Research	09/09/20	Buy	50.00	13.6%
Vertical Research	08/05/20	Hold	30.00	(31.8%)
Wolfe Research	07/06/20	Buy	39.00	(11.4%)
Median			**$40.00**	**(9.1%)**

Unaffected broker target prices as of 01/30/2020[2],[3]

Broker	Date	Rec.	Target price ($)	Prem. / (Disc.) to unaffected[4]
BMO Capital Markets	12/20/19	Hold	$30.00	24.6%
Baird	12/18/19	Buy	34.00	41.3%
Vertical Research	12/18/19	Hold	30.00	24.6%
Raymond James	12/17/19	Hold	–	–
Loop Capital Markets	12/17/19	Buy	38.00	57.9%
Jefferies	12/17/19	Buy	45.00	87.0%
Melius Research	12/17/19	Hold	31.00	28.8%
Wells Fargo	12/17/19	Hold	30.00	24.6%
Median			**$31.50**	**30.9%**

Navistar broker target price progression


$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$40.00
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19
Oct-20

Navistar share price performance – 5 years

(rebased to NAV share price)

Returns	5yr	3yr	1yr	YTD	Since 01/30	Since 09/09
NAV	262%	(2%)	66%	52%	83%	23%
S&P 500	72%	32%	16%	4%	2%	(2%)
Average NAV price	$28.46	$33.82	$29.65	$29.26	$29.53	$42.50


$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
March 11, 2020:
WHO declares COVID-19 a global pandemic
262%
72%
January 30, 2020: Navistar receives $35 bid from TRATON after market close
01/30/2020 unaffected share price of $24.07
September 10, 2020:
Navistar receives revised $43 bid from TRATON
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19
Oct-20

Navistar & TRATON reaction to proposals – since 01/01/2020

(Indexed to 100)


NAV
TRATON
September 11, 2020:
MAN announces an "extensive restructuring" plan stating up to 25% of employees jobs could be cut
175
150
125
100
75
50
25
1st offer
2nd offer
July 11, 2020:
CEO Andres Renschler to step down immediately, will be succeeded by Matthias Grundler
52%
(29%)
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20

Source: Press releases; Factset as of 10/02/2020.
(1) Based on 10/02/2020 closing price of $44.00.; (2) Excludes J.P. Morgan research.;
(3) Pre-proposal 1/30/2020.; (4) Based on 01/30/2020 closing price of $24.07.

J.P.Morgan PJT

7

 Commercial vehicle trading multiples        11.8x(2)  11.1x  10.0x  8.2x  7.1x  6.7x  5.6x  3.4x  6.1x  11.0x(3)  Source: Company filings, Wall Street Research, Capital IQ.Note: Market data as of 10/2/20. Navistar multiples represent unaffected share price as of 9/9/20 and balance sheet as of 7/31/20. Median trading multiple excludes Navistar multiples.Adjusted TEV defined as market cap plus net debt, preferred stock, minority interest and tax-affected pension & OPEB less investments in affiliates and book value of FinCo Equity.Based on consensus 2021E Manufacturing EBITDA of $554mm.Assumes 2021E Manufacturing EBITDAPO of $594mm based on 2021E WholeCo Adj. EBITDA of $700mm, 2021E FinCo EBITDA of $126mm, and 2021E non-service pension cost of $20mm per Management Case #1 projections.  2021E ADJ. TEV / EBITDAPO(1)      (Consensus)                    Unaffected NAV TEV as of 9/9/20  (Management)  Median 2021E  Adj. TEV / EBITDAPO(Excl. NAV)      8

 Commercial vehicle transaction multiples        9.7x  8.4x  6.1x4.5x  9.7x    TEV / LTM EBITDA15.6x12.8x11.6x  Year  2000 – 2014  2019  2006  2016  2006 – 2012  2016  2000  Target  Scania  WABCO  Scania  Navistar  MAN  Blue Bird  Renault V.I.  Acquirer  Volkswagen  ZF  MAN  Volkswagen  Volkswagen  American Securities  Volvo    Transaction Size ($bn)Announced Synergies ($mm)(5)  Weighted Avg.(1)  $7.4  $16.6(2)  $5.9(3)  Weighted Avg.(1)  $0.4(4)  $1.6  $1,170  NA  $630  $200  NA  NA  $360  Source: Company filings, Navistar Management Projections, Capital IQ.Represents weighted average multiple based on size of acquired stake for all of Volkswagen’s stake purchases in Scania and MAN.Transaction ultimately failed.Implied based on 16.6% ownership stake.Implied based on 57% ownership stake.Reflects annual run-rate synergies. Synergy amount converted to USD based on conversion rate on announcement date.  Median TEV / LTM EBITDA      9

 OFFER AND PRO-FORMA ANALYSIS

Navistar acquisition matrix (with and without run-rate synergies)

Based on Management Case #1

($ in millions, except per share)	Metric				
Navistar Share Price		**$43.00**	**$45.00**	**$50.00**	**$55.00**
Premium to unaffected price of $24.07 as of 1/30/20		*78.6%*	*87.0%*	*107.7%*	*128.5%*
Premium to unaffected 52-week high of $39.15 as of 1/30/20		*9.8%*	*14.9%*	*27.7%*	*40.5%*
Implied Equity Value		**$4,323**	**$4,527**	**$5,037**	**$5,548**
Plus: Industrial Net Debt and Other[(1)]		3,312	3,312	3,312	3,312
Implied Enterprise Value		**$7,635**	**$7,839**	**$8,350**	**$8,860**
Less: Book Value of FinCo Equity[(2)]		(347)	(347)	(347)	(347)
Implied Manufacturing Enterprise Value		**$7,288**	**$7,492**	**$8,003**	**$8,513**
Valuation Multiples					
TEV / EBITDAPO					
2020E	$433	17.6x	18.1x	19.3x	20.4x
2020E (Incl. $337mm Run-Rate Cost Synergies)[(3)]	770	9.9x	10.2x	10.8x	11.5x
2021E	$720	10.6x	10.9x	11.6x	12.3x
2021E (Incl. $337mm Run-Rate Cost Synergies)[(3)]	1,057	7.2x	7.4x	7.9x	8.4x
Manufacturing TEV / Manufacturing EBITDAPO					
2020E	$308	23.6x	24.3x	26.0x	27.6x
2020E (Incl. $337mm Run-Rate Cost Synergies)[(3)]	645	11.8x	12.2x	12.9x	13.7x
2021E	$594	12.3x	12.6x	13.5x	14.3x
2021E (Incl. $337mm Run-Rate Cost Synergies)[(3)]	931	8.2x	8.4x	9.0x	9.5x

Source: Company Filings, Navistar Management Case #1 Projections, Bloomberg.

(1) 2020E net debt of $1,833mm and post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm) per management estimates; preferred stock of $2mm, minority interest of $2mm, and investment in affiliates of $30mm as per 2020 Q3 filing; PV of NOLs of $360mm PV of NOLs of $360mm; post tax litigation risk of $424mm (assumes tax rate of 21%, pre-tax litigation risk of $537mm).

(2) FinCo. book value deducts $300mm of intercompany loans from FinCo. to ManufacturingCo. from book value of $647mm per 2020 Q3 filing.

(3) Assumes Navistar's run-rate cost synergy estimate of $337mm per management estimates.

J.P.Morgan PJT

10

Sources and Uses / Key Assumptions

Key Assumptions

- Assumes TRATON acquires the remaining 83% of Navistar for 100% cash
- Navistar's manufacturing and financial services debt refinanced at interest rates of 2.25% and 3.0%, respectively
  - TRATON 2.25% Senior Secured Notes due 2025 currently yield 0.725%
- Navistar projections per Management Case #1
- Assumes $337mm of Navistar annual run-rate cost synergies[3]
  - Includes phase-in period and cost to achieve synergies per Navistar management estimates
  - Run-rate cost synergies achieved in 2025
  - Excludes revenue, eMobility, balance sheet, and captive finance synergies
  - Total run-rate cost synergies represent 3.9% of 2021E Navistar Manufacturing revenue per Management Case #1
- TRATON projections per Wall Street research consensus
  - Assumes TRATON annual dividend of €1.00 / share based on 2019A distribution
- Analysis excludes any potential transaction-related amortization
- Illustratively assumes 12/31/20 transaction close

Illustrative Sources and uses @ $50 per Share

($ in millions)

Sources	
New TRATON Industrial Debt Raised @ 2.25%	$4,281
Rolled NAV Pension and OPEB	1,825
NAV Existing Balance Sheet Cash	1,650
TRATON Excess Balance Sheet Cash[1]	1,874
Total Sources	**$9,630**

Uses	
Acquire 83% of NAV Equity @ $50/share	$4,191
Refinance NAV Industrial Debt	3,485
Assumption of NAV Pension and OPEB	1,825
Breakage Costs on NAV Industrial Debt[2]	79
Transaction Fees and Expenses	50
Total Uses	**$9,630**

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17.
(1) Assumes TRATON minimum cash balance of $2.0bn as of YE 2020.
(2) Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.
(3) Assumes Navistar's run-rate cost synergy estimate of $337mm. Includes cost to achieve synergies and phase-in period, per management estimates.

J.P.Morgan PJT

11

 Pro Forma TRATON Financial Profile        4.0%  7.7%  Standalone Pro Forma            26.0%  39.4%  42.1%  Standalone  Pro Forma  Pro Forma + NAV CostSynergies            12.4%  18.9%  20.7%  Standalone  Pro Forma  Pro Forma + NAV CostSynergies  Source: Company Filings, Navistar Management Case #1 Projections, Wall Street Research, Capital IQ.Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17. Assumes Navistar’s run-rate cost synergy estimate of $337mm and includes  2021E – 2023E Industrial EBITDA Margin  2021E – 2023E Industrial Revenue CAGR  2021E – 2023E Industrial EBITDA CAGR  2021E – 2023E EPS CAGR                10.1%  9.4%  11.5%  10.7%  11.8%  11.4%    2021E – 2023E Industrial EBIT Margin    Standalone    Pro Forma    2022E 2023EPro Forma + NAV Cost Synergies  9.5%  11.1%  12.0%  2021E                    5.1%  5.2%  6.6%  6.7%  7.0%  7.6%    Standalone    Pro Forma    2022E 2023EPro Forma + NAV Cost Synergies  5.4%  7.1%  8.1%  2021E      cost to achieve synergies and phase-in period, per management estimates.  15

Pro Forma TRATON Cash EPS

The transaction is significantly accretive by 2022 even without the assumption of synergies

2021E Cash EPS Acc/Dil (%)

	NAV Acquisition Stock Price			
	$43	$45	$50	$55
Pre-Synergies	1.8%	1.6%	1.3%	0.9%
With As Realized NAV Cost Synergies(1)	6.2%	6.0%	5.7%	5.3%
With Run-rate NAV Cost Synergies(1)	25.1%	25.0%	24.6%	24.2%

2022E Cash EPS Acc/Dil (%)

	NAV Acquisition Stock Price			
	$43	$45	$50	$55
Pre-Synergies	13.5%	13.4%	13.1%	12.9%
With As Realized NAV Cost Synergies(1)	21.2%	21.1%	20.8%	20.6%
With Run-rate NAV Cost Synergies(1)	30.4%	30.3%	30.0%	29.7%

2023E Cash EPS Acc/Dil (%)

	NAV Acquisition Stock Price			
	$43	$45	$50	$55
Pre-Synergies	24.6%	24.5%	23.9%	22.9%
With As Realized NAV Cost Synergies(1)	35.0%	34.9%	34.3%	33.3%
With Run-rate NAV Cost Synergies(1)	39.7%	39.6%	39.0%	38.1%

Source: Company Filings, Navistar Management Case #1 Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17. New TRATON Industrial debt raised at 2.25%.
(1) Assumes Navistar's run-rate cost synergy estimate of $337mm. As realized cost synergies include cost to achieve synergies and phase-in period, per management estimates.

J.P.Morgan PJT

13

Illustrative ROIC Analysis

- Based on Navistar Manufacturing Net Operating Profit After Tax, divided by Acquisition Transaction Enterprise Value[1,2]
- Assumes synergies phase in per management estimates

Annual Transaction ROIC
Based on $50 NAV Acq. Price



Pre-Synergies
With As Realized NAV Cost Synergies(3)
4.6%
4.0%
7.8%
6.4%
11.5%
9.4%
11.0%
8.5%
12.5%
9.6%
2021E
2022E
2023E
2024E
2025E

Year 3 ROIC (2023E)

	NAV Acquisition Stock Price			
	$43.00	$45.00	$50.00	$55.00
Pre-Synergies	10.3%	10.0%	9.4%	8.8%
With As Realized NAV Cost Synergies (3)	12.6%	12.3%	11.5%	10.8%

Year 5 ROIC (2025E)

	NAV Acquisition Stock Price			
	$43.00	$45.00	$50.00	$55.00
Pre-Synergies	10.6%	10.3%	9.6%	9.1%
With As Realized NAV Cost Synergies (3)	13.7%	13.4%	12.5%	11.8%

Source: Company Filings, Navistar Case #1 Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17.
(1) NOPAT is calculated before non-service pension expense. Assumes tax rate of 27% per management estimates.
(2) Transaction TEV includes 2020E net debt of $1,833mm and post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm) per management estimates; preferred stock of $2mm, minority interest of $2mm, and investment in affiliates of $30mm as per 2020 Q3 filing; PV of NOLs of $360mm FinCo. book value of $347mm.
(3) Assumes Navistar's run-rate cost synergy estimate of $337mm and includes cost to achieve synergies and phase-in period, per management estimates.

J.P.Morgan PJT
14

 Traton Ratings Analysis  Pre-Synergies  NAV Acquisition Stock Price$43.00 $45.00 $50.00 $55.002.5x 2.6x 2.7x 2.8x  2.4x  2.5x  2.6x  2.7x                              NAV Acquisition Stock Price  2022E S&P Adj. PF Net Leverage(2)  Pre-Synergies  NAV Acquisition Stock Price$43.00 $45.00 $50.00 $55.002.1x 2.2x 2.3x 2.4x  2.0x  2.0x  2.1x  2.2x                      With As Realized NAV Cost Synergies(4)  2023E S&P Adj. PF Net Leverage(2)  Pre-Synergies  NAV Acquisition Stock Price$43.00 $45.00 $50.00 $55.001.5x 1.6x 1.7x 1.8x  1.4x  1.4x  1.5x  1.6x                      With As Realized NAV Cost Synergies(4)  2022E Moody’s Adj. PF Gross Leverage(3)  2023E Moody’s Adj. PF Gross Leverage(3)  Current Rating: BBB / StableS&P rating is tied to VW rating; transaction is unlikely to result in a downgrade absent downgrade of VW(1)  Current Long-term Rating: Baa1 / NegativeSustained gross leverage >2.0x could result in a Moody’s downgrade    Moody’s leverage likely constrained above $55 per share    With As Realized NAV Cost Synergies (4)  Pre-SynergiesWith As Realized NAV Cost Synergies (4)  $43.00  $45.00  $50.00  $55.00      1.9x1.7x  2.0x1.8x  2.1x1.9x  2.2x2.0x    Source: Company Filings, Navistar Management Case #1 Projections, Wall Street Research, Capital IQ.Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17.Minimum FFO / Net Debt of 60% is also a constraint for S&P but the agency has allowed TRATON to be below this in the near ter m. At $55 per share this metric should reach close to 60% by 2023.S&P adjustments include operating lease, pension, restricted cash, and other recurring adjustments.Moody’s adjustments include operating lease, pension, and other recurring adjustments.      (4) Assumes Navistar’s run-rate cost synergy estimate of $337mm and includes cost to achieve synergies and phase-in period, per management estimates.  18

 Illustrative Synergy Value Paid to Navistar at Various Offer Prices  Price @ 9.0x EBITDAPO⁽¹⁾  Cost Synergies⁽²⁾  Cost and Revenue Synergies⁽³⁾  Offer Price $31  $43  $45  $50  $55  Total $ Premium Paid Over Share –  1,218  1,422  1,932  2,443  Premium as a % of NPV of NAV –  45%  52%  71%  90%  Premium as a % of NPV of NAV –  33%  38%  52%  66%      Analysis based on Navistar’s implied share price assuming a 9.0x 2021E Manufacturing EBITDAPO, which represents a ~1.0x discount to PACCAR’s current multiple and a ~1.0x premium to Navistar’s 10 year average multiple    NAV Share Price @ 9.0x EBITDAPO  Source: Company Filings, Navistar Management Projections, Management synergy findings and forecast, third-party reports.Note: Post-tax NPV of synergies figures assume 8.2% discount rate based on TRATON WACC per company filings, and 0% perpetuity growth rate for all synergy categories. Includes phase-in period and cost to achieve synergies per Navistar management projections.Note: Share prices calculated based on 2020E net debt of $1,833mm and post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre- tax underfunded OPEB of $356mm) per management estimates; preferred stock of $2mm, minority interest of $2mm, and investment in affiliates of $30mm as per 2020 Q3 filing; PV of NOLs of $360mm; FinCo. book value of $347mm per 2020 Q3 filing.9.0x 2021E Manufacturing EBITDAPO represents a ~1.0x discount to PACCAR’s multiple and a ~1.0x premium to Navistar’s 10 year average multiple. Based on 2021E Manufacturing EBITDAPO of$594mm per Management Case #1 Projections.Based on the $2.7bn after-tax NPV of Navistar’s annual run-rate cost synergy estimate of $337mm.Based on the $3.7bn after-tax NPV of Navistar’s annual run-rate cost synergy estimate of $337mm and Navistar’s midpoint run-rate EBITDA impact from revenue synergy estimate of $180mm on midpoint      run-rate revenue synergy estimate of $1,071mm.  19

 APPENDIX

 Illustrative standalone discounted cash flow analysis    PV of terminal value    PV of cash flows  +    Firm value    Equity value    Implied value per share    Book value of FinCo1  +    Implied TV / 2030E Adj. EBITDA  =   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $4,181  $4,471  $4,799    10.0%  3,781  4,030  4,309    10.5%  3,431  3,645  3,884   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $8,553  $8,843  $9,171    10.0%  8,062  8,311  8,590    10.5%  7,624  7,838  8,077   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $5,241  $5,530  $5,859    10.0%  4,750  4,998  5,277    10.5%  4,312  4,526  4,765   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $51.99  $54.83  $58.05    10.0%  $47.19  $49.62  $52.35    10.5%  $42.90  $44.99  $47.33   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  7.0x  7.5x  8.1x    10.0%  6.6x  7.1x  7.6x    10.5%  6.3x  6.7x  7.1x  Discount rate  9.5%  $4,025    10.0%  3,934    10.5%  3,846  Discount rate  9.5%  $347    10.0%  347    10.5%  347    Net debt and NOLs2  Discount rate  9.5%  ($3,312)    10.0%  (3,312)    10.5%  (3,312)  =  -  Management Case #1 – 11.4% Manufacturing long term margin; Assumed discount rate of 9.5% - 10.5%   Management projections Management extrapolation ($mm) Oct-21E Oct-22E Oct-23E Oct-24E Oct-25E Oct-26E Oct-27E Oct-28E Oct-29E Oct-30E Terminal   CAGR 21E' - 25E' 21E' - 30E'                          Manufacturing revenue  $8,557  $10,545  $12,118  $11,687  $12,399  $12,399  $12,445  $12,539  $12,680  $12,870  $13,063      9.7%  4.6%  % growth  18.3%  23.2%  14.9%  (3.6%)  6.1%  0.0%  0.4%  0.8%  1.1%  1.5%  1.5%          Manufacturing Adj. EBITDA  $574  $889  $1,249  $1,156  $1,282  $1,422  $1,427  $1,438  $1,454  $1,476  $1,498      22.3%  11.1%  % margin  6.7%  8.4%  10.3%  9.9%  10.3%  11.5%  11.5%  11.5%  11.5%  11.5%  11.5%          Plus: Non-service pension expenses  20  16  12  8  6  0  (4)  0  0  0  0          Manufacturing EBITDAPO  $594  $905  $1,260  $1,164  $1,287  $1,422  $1,423  $1,438  $1,454  $1,476  $1,498          % margin  6.9%  8.6%  10.4%  10.0%  10.4%  11.5%  11.4%  11.5%  11.5%  11.5%  11.5%          Less: Manufacturing D&A  (132)  (171)  (185)  (194)  (185)  (185)  (193)  (201)  (209)  (217)  (217)          Manufacturing EBITPO  $463  $734  $1,075  $970  $1,102  $1,237  $1,230  $1,237  $1,245  $1,259  $1,281          % margin  5.4%  7.0%  8.9%  8.3%  8.9%  10.0%  9.9%  9.9%  9.8%  9.8%  9.8%          Tax expense  (36)  (198)  (290)  (262)  (298)  (334)  (332)  (334)  (336)  (340)  (346)          EBIAT  $427  $536  $785  $708  $805  $903  $898  $903  $909  $919  $935          Add: Manufacturing D&A  132  171  185  194  185  185  193  201  209  217  217          % capex  43.8%  57.1%  61.6%  64.6%  61.7%  61.7%  64.3%  67.0%  69.6%  72.3%  72.3%          Less: Capex  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)      0.0%  0.0%  Less: Δ(NWC) & Other  (53)  49  128  (94)  (42)  (83)  (5)  (5)  (5)  (5)  (5)          Unlevered FCF  $205  $456  $798  $508  $648  $705  $786  $799  $813  $831  $847              Source: Navistar management projections; Note: Assume valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%1 Assumes 1.0x FinCo. book value of $347mm which reflect reduction in Fin Co. value to account for intercompany loan to Manufacturing Co. as per Navistar management2 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; $424mm post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm as of 10/31/20); PV of NOLs of$360mm  21

 Illustrative standalone discounted cash flow analysis    PV of terminal value    PV of cash flows  +    Firm value    Equity value    Implied value per share    Book value of FinCo1  +    Implied TV / 2030E Adj. EBITDA  =   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $3,354  $3,588  $3,853    10.0%  3,034  3,234  3,459    10.5%  2,753  2,926  3,118   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $6,969  $7,203  $7,468    10.0%  6,577  6,777  7,002    10.5%  6,227  6,399  6,592   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $3,657  $3,891  $4,156    10.0%  3,265  3,465  3,690    10.5%  2,914  3,087  3,280   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $36.47  $38.76  $41.37    10.0%  $32.59  $34.57  $36.79    10.5%  $29.12  $30.83  $32.74   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  6.6x  7.1x  7.6x    10.0%  6.3x  6.7x  7.2x    10.5%  6.0x  6.4x  6.8x  Discount rate  9.5%  $3,268    10.0%  3,196    10.5%  3,127  Discount rate  9.5%  $347    10.0%  347    10.5%  347    Net debt and NOLs2  Discount rate  9.5%  ($3,312)    10.0%  (3,312)    10.5%  (3,312)  =  -  Management Case #2 – 10.5% Manufacturing long term margin; Assumed discount rate of 9.5% - 10.5%   Management projections Management extrapolation ($mm) Oct-21E Oct-22E Oct-23E Oct-24E Oct-25E Oct-26E Oct-27E Oct-28E Oct-29E Oct-30E Terminal   CAGR 21E' - 25E' 21E' - 30E'  )  )  ))                          Manufacturing revenue    $8,504  $10,185  $11,386  $10,903  $11,454  $11,454    $11,497  $11,584  $11,714  $11,890  $12,068        7.7%  3.8%  % growth    17.6%  19.8%  11.8%  (4.2%)  5.1%  --    0.4%  0.8%  1.1%  1.5%  1.5%            Manufacturing Adj. EBITDA    $570  $865  $1,145  $1,011  $1,106  $1,097    $1,209  $1,218  $1,232  $1,250  $1,269        18.0%  9.1%  % margin    6.7%  8.5%  10.1%  9.3%  9.7%  9.6%    10.5%  10.5%  10.5%  10.5%  10.5%            Plus: Non-service pension expenses    20  16  12  8  6  0    (4)  0  0  0  0            Manufacturing EBITDAPO    $590  $881  $1,156  $1,019  $1,112  $1,097    $1,205  $1,218  $1,232  $1,250  $1,269            % margin    6.9%  8.7%  10.2%  9.3%  9.7%  9.6%    10.5%  10.5%  10.5%  10.5%  10.5%            Less: Manufacturing D&A    (132)  (171)  (185)  (194)  (185)  (185    (193)  (201)  (209)  (217)  (217)            Manufacturing EBITPO    $459  $710  $972  $826  $927  $912    $1,012  $1,017  $1,023  $1,033  $1,052            % margin    5.4%  7.0%  8.5%  7.6%  8.1%  8.0%    8.8%  8.8%  8.7%  8.7%  8.7%            Tax expense    (35)  (192)  (262)  (223)  (250)  (246    (273)  (275)  (276)  (279)  (284)            EBIAT    $423  $518  $709  $603  $676  $666    $738  $742  $747  $754  $768            Add: Manufacturing D&A    132  171  185  194  185  185    193  201  209  217  217            % capex    43.8%  57.1%  61.6%  64.6%  61.7%  61.7%    64.3%  67.0%  69.6%  72.3%  72.3%            Less: Capex    (300)  (300)  (300)  (300)  (300)  (300    (300)  (300)  (300)  (300)  (300)        0.0%  0.0%  Less: Δ(NWC) & Other    (53)  22  97  (96)  (54)  (83    (5)  (5)  (5)  (5)  (5)            Unlevered FCF    $202  $412  $691  $401  $508  $467    $626  $638  $650  $666  $680                Source: Navistar management projections; Note: Assume valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%1 Assumes 1.0x FinCo. book value of $347mm which reflect reduction in Fin Co. value to account for intercompany loan to Manufacturing Co. as per Navistar management2 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; $424mm post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm as of 10/31/20); PV of NOLs of$360mm  22

TRATON Financial Assumptions

TRATON Financial Summary Forecast

(€ in millions)

	2020E	2021E	2022E	2023E	'20E - '23E CAGR
Scania	€ 11,113	€ 12,492	€ 13,089	€ 13,409	6.5%
MAN	8,890	10,055	10,607	10,905	7.0%
VWCO	1,268	1,400	1,509	1,555	7.0%
Other	(316)	(316)	(316)	(316)	
Industrial Sales	**€ 20,955**	**€ 23,631**	**€ 24,889**	**€ 25,553**	**6.8%**
Financial Services	829	826	821	898	
Consolidation	(392)	(393)	(392)	(392)	
Group Sales	**€ 21,392**	**€ 24,064**	**€ 25,318**	**€ 26,059**	**6.8%**
% Growth	*(20.5%)*	*12.5%*	*5.2%*	*2.9%*	
Scania	€ 702	€ 1,186	€ 1,336	€ 1,427	26.7%
MAN	(415)	209	452	502	NM
VWCO	(18)	16	38	45	NM
Other	(171)	(200)	(181)	(180)	
Industrial Adj. EBIT	**€ 98**	**€ 1,211**	**€ 1,645**	**€ 1,794**	**NM**
% Margin	*0.5%*	*5.1%*	*6.6%*	*7.0%*	
Financial Services	99	123	128	140	
Consolidation	NA	NA	NA	NA	
Group Adj. EBIT	**€ 197**	**€ 1,334**	**€ 1,773**	**€ 1,934**	**NM**
% Growth	*(89.5%)*	*577.2%*	*32.9%*	*9.1%*	
Industrial D&A	1,122	1,179	1,206	1,225	
Group Adj. EBITDA	**€ 1,319**	**€ 2,513**	**€ 2,979**	**€ 3,159**	**33.8%**
% Margin	*6.2%*	*10.4%*	*11.8%*	*12.1%*	
Industrial Capex	1,415	1,397	1,357	1,316	
% of Industrial Revenue	*6.8%*	*5.9%*	*5.5%*	*5.2%*	
Industrial Change in Working Capital	(100)	600	63	33	
Tax Rate	*30.0%*	*30.0%*	*30.0%*	*30.0%*	

TRATON BALANCE SHEET ASSUMPTIONS (BASED ON 12/31/20E)

(€ in millions)

Industrial Net Debt[(1)]	€ 1,136	Investments in Associates	€ 1,345
After Tax Pension	1,219	Fully Diluted Shares Outstanding (mm)	500
Minority Interest	240	Tax Rate	30.0%
Financial Services Book Value of Equity	957		

Source: Company filings, Wall Street Research.
Note: Market data as of 10/2/20.
(1) Based on equity research post-June 2020 senior secured Notes offering.

J.P.Morgan PJT

19

Illustrative Traton Pro Forma Acquisition Analysis (Navistar Management Case #1)  Assumes $50/NAV Share Transaction with 100% Cash Funding and $337mm of Synergies(1)        Standalone 2020E  PF2020E  2021E  2022E  2023E  $24,546  $24,546 7,134  $27,681 8,557  $29,154 10,545  $29,932 12,118  TRATON Industrial Revenue NAV Manufacturing Revenue(+) Synergies⁽ ¹⁾  ––  –  –  –  –  $24,546(7.2%)1,429  $31,68029.1%1,429308  Total Industrial Revenue% GrowthTRATON Industrial EBITDA NAV Manufacturing EBITDAPO(+) Synergies⁽ ¹⁾  ––  –  $36,23814.4%2,80059464  $39,6999.6%3,340905155  $42,0505.9%3,5361,260236  PF Synergized Industrial EBITDA% Margin  $1,4295.8%  $1,7375.5%  $3,4579.5%  $4,40011.1%  $5,03312.0%  $2310.9%(30)(177)  PF Consolidated Synergized EBIT⁽⁴⁾% Margin(-) Net Interest Expense From Industrial Debt⁽⁵⁾(-) Net Interest Expense From Financial Services Debt⁽⁵⁾(-)Taxes @ 30.0%⁽⁶⁾  –  $4671.5%(176)(484)87  $2,1505.9%(168)(484)(421)  $3,0637.7%(149)(484)(700)  $3,6798.7%(121)(484)(900)  –––  PF Net Income TRATON Shares (mm)PF EPSTRATON Standalone EPS  $0.07  ($107) 500 ($0.21)$0.07  $1,077500$2.15$2.04  $1,729500$3.46$2.86  $2,173500$4.35$3.24  ––  % Accretion% Accretion (Pre-Synergies) PF S&P Adj. Net Debt⁽⁷⁾PF S&P Adj. Net Leverage⁽⁷⁾  $3,893 4.3x  NM NM$10,0927.9x  5.7%1.3%$9,375 3.1x  20.8%13.1%$8,414 2.1x  34.3%23.9%$6,882 1.5x                                                      ($ in millions)  Sources  Uses  New TRATON Industrial Debt Raised @ 2.25% Rolled NAV Pension and OPEBNAV Existing Balance Sheet Cash TRATON Existing Balance Sheet Cash⁽²⁾  $4,281 1,8251,6501,874  Acquire 83% of NAV Equity @ $50/share Refinance NAV Industrial Debt Assumption of NAV Pension and OPEB Breakage Costs on NAV Industrial Debt⁽³⁾ Transaction Fees and Expenses  $4,191 3,4851,8257950  Total Sources  $9,630  Total Uses  $9,630                  Income Statement Contribution  Source: Company Filings, Navistar Management Case #1, Wall Street Research, Capital IQ.Note: Based on projected December 31st, 2020 balance sheet. Market data as of 10/2/20. EUR / USD exchange rate of 1.17.Assumes Navistar’s run-rate cost synergy estimate of $337mm. Includes cost to achieve synergies and phase-in period, per management estimates.Assumes TRATON minimum cash balance of €3.9bn as of YE 2020.Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.Includes Financial Services EBIT of Navistar and TRATON.Assumes blended interest rate on Industrial Debt of 2.25% based on TRATON’s senior secured notes raised in June 2020; assumes blended interest rate on Financial Services debt of 3.0%.Tax rate based on Germany statutory tax rate. Includes the impact of Navistar’s assumed NOL balance of $360mm. Taxable EBIT reduced by a maximum of $105mm per year based on the purchase price of Navistar equity multiplied by the tax-exempt rate of 1.89%.Includes operating lease, pension, restricted cash, and other recurring adjustments.      24

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In the ordinary course of these activities, PJT Partners may provide financial advisory, capital raising and other financial services to, without limitation, theCompany, any transaction counterparty, any other transaction participant, any other party who may be financially interested with respect to the Company or any transaction or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investors, portfolio companies and representatives, for which services PJT Partners may have received, and may in the future receive, compensation.At any given time, PJT Partners may be engaged by one or more parties that may compete with, or otherwise be adverse to, the Company, any counterparty to a transaction to which these materials relate and/or the Company’s or such other party’s shareholders or other stakeholders in connection with matters unrelated to any such transaction or our engagement by the Company. 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Moreover, PJT Partners may, in the course of other client relationships, have or in the future come into possession of information material to the interests of the Company and/or its shareholders or other stakeholders in the context of a potential or actual transaction or otherwise which, by virtue of such other client relationships, PJT Partners is not or will not be at liberty to disclose to the Company or its shareholders or other stakeholders.Furthermore, PJT Partners and its affiliates and its and their directors, officers, employees, consultants and agents may have investments in the Company, any transaction counterparty, any other transaction participant, any other financially interested party with respect to any transaction or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives.In preparing these materials PJT Partners has acted as an independent contractor and nothing in these materials is intended to create or shall be construed as creating a fiduciary relationship between the recipient and PJT Partners. We are not legal, regulatory, accounting or tax advisors and these materials do not constitute legal, regulatory, accounting, tax or other specialist advice. These materials do not constitute and should not be considered any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and should not be considered as such.These materials do not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase any securities oract as an agent or advisor or in any other capacity with respect to any transaction, or commit capital to, or participate in, any trading strategies.This document may include information from the S&P Capital IQ Platform Service. Such information is subject to the following: “Copyright © 2020, S&P Capital IQ (and its affiliates, as applicable). 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Such information is subject to the following: “CONTAINS COPYRIGHTED AND TRADE SECRET MATERIAL DISTRIBUTED UNDER LICENSE FROM SNL.FOR RECIPIENT’S INTERNAL USE ONLY.”By accepting these materials, the recipient agrees to be bound by the foregoing limitations.PJT Partners LP is a U.S. broker-dealer registered with FINRA and is a member of SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Ltd is authorized and regulated by the UK Financial Conduct Authority. Its registered office is at One Curzon Street, London, W1J 5HD. PJT Partners (UK) Limited is registered in England and Wales as a Limited Company (Company number 942 4559). PJT Partners is represented in Hong Kong by PJT Partners (HK) limited, authorized and regulated by the Securities and Futures Commission.  Copyright © 2020, PJT Partners LP (and its affiliates, as applicable).

 This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_ratesIRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority) and their investment banking affiliates.